Exhibit 4.19

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of February 12, 2026

by and among

GOLDMAN SACHS BANK USA,

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

Haven Leased Fee Portfolio

TABLE OF CONTENTS

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THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of February 12, 2026, by and among GOLDMAN SACHS BANK USA GS (“GS” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-1 described below, Note A-1-2 described below, Note A-1-3 described below, Note A-1-4 described below and Note A-1-5 described below (collectively defined as “GS Notes”), the “Initial GS Note Holder” and, in its capacity as the initial agent, the “Initial Agent”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“MS” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A-2-1 described below, Note A-2-2 described below and Note A-2-3 described below, the “Initial MS Note Holder”); and collectively with the Initial GS Note Holder, the “Initial Note Holders”.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement (as defined herein), the Initial Note Holders originated a certain loan (the “Mortgage Loan”) described on Exhibit A hereto (the “Mortgage Loan Schedule”) to Haven PropCo I Illustrator LLC, Haven Propco I Paramus Port LLC, Haven Propco I Borrower LLC, Haven Propco Vreeland LLC, Haven Propco I 12800 Corp Hill LLC, Haven Propco I Arches LLC and Haven Propco I Grand Concourse LLC (collectively, the “Mortgage Loan Borrower”), which was evidenced by, among other things, eight Notes (as further described below) in the aggregate original principal amount of $160,000,000.00 made by the Mortgage Loan Borrower in favor of the Initial Note Holders, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement and certain other property described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”);

WHEREAS, the Mortgage Loan is evidenced by the following promissory notes (as amended, modified or supplemented, including any New Notes, the “Notes”), the designations and original principal amounts set forth below and made by the Mortgage Loan Borrower in favor of the applicable Initial Note Holder as set forth in the table:

Note	Initial Note Holder	Original Principal Balance
Note A-1-1	GS	$40,000,000.00
Note A-1-2	GS	$28,000,000.00
Note A-1-3	GS	$20,000,000.00
Note A-1-4	GS	$15,000,000.00
Note A-1-5	GS	$9,000,000.00
Note A-2-1	MS	$20,000,000.00
Note A-2-2	MS	$20,000,000.00

Note	Initial Note Holder	Original Principal Balance
Note A-2-3	MS	$8,000,000.00

WHEREAS, each Initial Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms (or analogous terms) in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accelerated Mezzanine Loan Lender” shall mean a mezzanine lender under a Mezzanine Loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such Mezzanine Loan.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent which office initially shall be the office of the Initial GS Note Holder listed on Exhibit B hereto and after the Securitization Date, shall be the offices of the Master Servicer. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall mean an appraisal prepared by an appraiser who is licensed or certified to prepare appraisals in the state where the Mortgaged Property is located, as appropriate; provided that each appraiser will be required to represent in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Asset Representations Reviewer” shall mean the Asset Representations Reviewer, appointed as provided in the Lead Securitization Servicing Agreement

“Asset Review” shall mean any review of representations and warranties conducted by the Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Affiliate” shall mean, with respect to a Mortgage Loan Borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Borrower Party” shall mean (i) for so long as no Note is included in a Securitization, a Mortgage Loan Borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or a Borrower Affiliate of any of the foregoing, and (ii) for so long as any Note is included in a Securitization, the meaning assigned to the term “Borrower Restricted Party”, “Borrower Party” or analogous term, as applicable, in the Lead Securitization Servicing Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Minnesota, New York, Kansas, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either the Master Servicer or the Special Servicer or the Corporate Trust Offices of either the Certificate Administrator or the Trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

“Certificate Administrator” shall mean any Certificate Administrator appointed as provided in the Lead Securitization Servicing Agreement.

“Certificates” shall mean any securities issued in connection with the Lead Securitization or a Non-Lead Securitization.

“Certifying Person” shall mean each Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization that includes a Serviced Companion Loan in connection with the filing of a Form 10-K.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Companion Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto).

“Controlling Note Holder” shall mean the Note A-1-1 Holder; provided that at any time Note A-1-1 is included in the Lead Securitization, the rights of the “Controlling Note Holder” herein may be exercised by the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the Lead Securitization Servicing Agreement; provided, further, that if at any time 50% or more of Note A-1-1 (or class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by a Borrower Party, Note A-1-1 (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder under this Agreement or the Lead Securitization Servicing Agreement, as and to the extent provided in the Lead Securitization Servicing Agreement.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Defaulted Loan” shall mean “Specially Serviced Loan” as defined in the Lead Securitization Servicing Agreement.

“Depositor” shall mean the “depositor” under the Lead Securitization Servicing Agreement.

“Directing Holder” shall mean the “Directing Certificateholder” or equivalent Person under the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors-in-interest.

“GS” shall have the meaning assigned to such term in the preamble to this Agreement.

“Indemnified Party” shall have the meaning assigned to such term in Section 2(d).

“Independent” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial GS Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial MS Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that (a) following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents and (b) for the purposes of this definition, if more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Interested Person” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors-in-interest.

“Lead Securitization” shall mean (a) during the period from and after the Securitization of any Non-Lead Securitization Note and prior to the Securitization of Note A-1-1, the Securitization of the first Note or portion thereof, and (b) on and after the Securitization of Note A-1-1, the Securitization of Note A-1-1.

“Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the Securitization of Note A-1-1, the first Note or portion thereof contributed to a Securitization, and (b) on and after the Securitization of Note A-1-1, Note A-1-1.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean (i) the pooling and servicing agreement entered in connection with the Lead Securitization and (ii) on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with Section 2(a).

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement; provided that at any time that Note A-1-1 is not included in the Lead Securitization, “Major Decision” shall mean:

(i)                                  any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                               any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

(iii)                            following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)                           any sale of the Mortgage Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the Lead Securitization Servicing Agreement);

(v)                              any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Lead Securitization Servicing Agreement) located at a Mortgaged Property or an REO Property;

(vi)                           any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)                        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii)                     any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)                             any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)                                any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)                             releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)                          any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)                       any determination of an Acceptable Insurance Default (as defined in the Lead Securitization Servicing Agreement);

(xiv)                      any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement); or

(xv)                         any approval of a Major Lease (as defined in the Mortgage Loan Documents) to the extent lender’s approval is required by the Mortgage Loan Documents.

“Master Servicer” shall mean the Master Servicer appointed under the Lead Securitization Servicing Agreement to service the Mortgage Loan.

“Mezzanine Loan” shall mean a mezzanine loan secured by equity interests in the Mortgage Loan Borrower.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of January 27, 2026, among the Initial Note Holders, as Lender, and Mortgage Loan Borrower, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Seller Sub-Servicer” means a sub-servicer required to be retained by the Master Servicer by a mortgage loan seller in the Lead Securitization, or any successor thereto.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“MS” shall have the meaning assigned to such term in the preamble to this Agreement.

“New Notes” shall have the meaning assigned to such term in Section 31.

“Nonrecoverable Advance” shall mean, (i) with respect to any Servicing Advances made by the Servicer or the Trustee under the Lead Securitization Servicing Agreement, “Nonrecoverable Advance” as defined in the Lead Securitization Servicing Agreement, and (ii) with respect to any P&I Advance made by a party to a Non-Lead Securitization Servicing Agreement, “Nonrecoverable Advance” or any analogous term as defined in such Non-Lead Securitization Servicing Agreement.

“Nonrecoverable Servicing Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Non-Controlling Note” means any Note other than Note A-1-1.

“Non-Controlling Note Holder” shall mean each Note Holder other than the Note A-1-1 Holder; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the related Non-Controlling Note Holder Representative or any other party assigned the rights to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided that with respect to each Non-Controlling Note, if at any time 50% or more of such Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” (as described above) is) a Borrower Party, such Note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” as described above) shall not be entitled to exercise any rights of such Non-Controlling Note Holder, and there shall be deemed to be no Non-Controlling Note Holder hereunder with respect to such Non-Controlling Note. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party as representative of the “controlling class” holder(s) in respect of any Note that is exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement (it being understood for the avoidance of doubt that the Lead Securitization Note Holder (or the Master Servicer or Special Servicer on its behalf) may additionally need to deal with the master servicer, special servicer or other party to the related Securitization Servicing Agreement) and, (x) to the extent that any related Securitization Servicing Agreement assigns such rights to more than one such party as the representative of the “controlling class” holder(s) or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 31, for purposes of this Agreement, such Securitization Servicing Agreement shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) as the representative of the related “controlling class” holder(s) in exercising its rights as a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement, and such party shall provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the applicable Non-Controlling Note Holder, as the applicable Non-Controlling Note Holder under this Agreement.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean a “master servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Operating Advisor” shall mean the “operating advisor” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for any Non-Lead Securitization.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean any Non-Lead Master Servicer or Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall mean the “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the “trustee” under any Non-Lead Securitization Servicing Agreement.

“Note(s)” shall have the meaning assigned to such term in the recitals.

“Note A-1-1 Holder” shall mean with regards to Note A-1-1, the Initial Note Holder or any subsequent holder of Note A-1-1, as applicable.

“Note Holder” shall mean with regards to any Note, the Initial Note Holder or any subsequent holder of such Note, as applicable.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” shall mean, with respect to each Note, at any time of determination, the Principal Balance for such Note, as set forth on the Mortgage Loan Schedule, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Note Holder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 15.

“Operating Advisor” shall mean the Operating Advisor appointed under the Lead Securitization Servicing Agreement.

“Payment Date” shall have the meaning given to such term in the Mortgage Loan Agreement.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate,

(ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean the allocation of any particular payment, collection, cost, expense, liability or other amount among the Notes or the Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount.

“Pro Rata Share” shall mean a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of the applicable Note and the denominator of which is the sum of the Note Principal Balance of all of the Notes.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders (together with any affiliated transferee in connection with a transfer to a Securitization or for internal bookkeeping or other corporate purposes) and any other U.S. Person that is:

(a)               an entity Controlled (as defined below) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated initially at least investment grade by each of the Rating Agencies, that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)               one or more of the following:

(i)                                  a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                               an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                            a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                           an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(v)                              an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated in either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar DBRS, Fitch, KBRA, Moody’s, and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitization(s) of such Notes.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the holder of Note A-1-1, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Lead Securitization Servicing Agreement and each Non-Lead Securitization Servicing Agreement, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time,

and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Reimbursement Rate” shall mean the rate per annum applicable to the accrual of interest on Servicing Advances and P&I Advances, which rate per annum shall equal The “Prime Rate” as published in the “Money Rates” section of the New York City edition of the Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(b).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar DBRS, the replacement special servicer either (a) has a then-current special servicer ranking of at least “MOR CS3” by Morningstar DBRS (if ranked by Morningstar DBRS) or (b) is currently acting as a special servicer on a transaction-level basis on a commercial mortgage-backed securitization transaction currently rated by Morningstar DBRS that currently has securities outstanding and for which Morningstar DBRS has not cited servicing concerns of the replacement special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Morningstar DBRS in a commercial mortgage-backed securitization rated by Morningstar DBRS and serviced by the applicable replacement special servicer prior to the time of determination, and (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Resizing Holder” shall have the meaning assigned to such term in Section 31.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“SEC” shall mean the U.S. Securities and Exchange Commission. “Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Servicing Standard” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Special Servicer” shall mean any Special Servicer appointed as provided in the Lead Securitization Servicing Agreement and this Agreement to service the Mortgage Loan.

“Special Servicer Termination Event” shall mean, with respect to any Special Servicer, a “Servicer Termination Event” as such term is defined in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trust Fund Expenses” shall have the meaning assigned to the term “additional trust fund expense” in the Lead Securitization Servicing Agreement.

“Trustee” shall mean any Trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan. (a) The Mortgage Loan shall be serviced initially by Midland Loan Services (the “Initial Servicer”) in accordance with the terms of this Agreement, the Mortgage Loan Documents, applicable law and Accepted Servicing Practices. For purposes of this Agreement, “Accepted Servicing Practices” shall mean the servicing and administration of the Mortgage Loan (a) in the same manner in which the Initial Servicer, and with the same care, skill, prudence and diligence with which the Initial Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to maximization of the recovery on the Mortgage Loan on a net present value basis and the best interests of the Initial Note Holders as a collective whole, and (c) without regard to: (i) any known relationship that the Initial Servicer (or any affiliate thereof) may have with the Mortgage Loan Borrower, the related sponsors or with any other party to the Mortgage Loan Documents; (ii) the ownership of any certificate or any interest in the Mortgage Loan by the Initial Servicer (or any affiliate thereof); (iii) the right of the Initial Servicer (or any affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the servicing agreement or with respect to any particular transaction; or (iv) any ownership, servicing and/or management by the Initial Servicer (or any affiliate thereof) of any other mortgage loans or real property. The servicing fee payable to the Initial Servicer shall be as agreed to by all of the Initial Note Holders and paid out of collection on the Mortgage Loan by each Initial Note Holder on a pro rata basis in accordance with its Pro Rata Share. Each Note Holder acknowledges and agrees that, subject to the terms of this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement. Each Note Holder acknowledges that the other Note Holders may elect, in their sole discretion, to include their Notes in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Asset Representations Reviewer and the Operating Advisor under the Lead Securitization Servicing Agreement by the Depositor as each such party may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement

(subject at all times to the rights of such Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer (i) shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard (which shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder), the terms of the Mortgage Loan Documents, this Agreement, the Lead Securitization Servicing Agreement and applicable law, (ii) shall provide information to each Non-Lead Servicer to enable each such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and (iii) shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)               At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that (1) if (x) the servicer(s) to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Securitization Servicing Agreement that is being replaced or (y) a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency for each Securitization then outstanding with respect to which certificates thereof are then rated by such Rating Agency; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder, which with respect to the master servicer shall be a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement and with respect to the special servicer shall be an Approved Servicer.

The Lead Securitization Note Holder agrees that, if any Lead Securitization Note is included in a Securitization, the related Lead Securitization Note Holder shall cause the applicable Lead Securitization Servicing Agreement to contain a provision that requires any Lead Certificate Administrator to deliver to each Non-Lead Trustee, each Non-Lead Certificate Administrator, each Non-Lead Special Servicer, each Non-Lead Master Servicer, each Non-Lead Operating Advisor and each Non-Lead Asset Representations Reviewer, as applicable, promptly following the Securitization of any Lead Securitization Note, notice of the deposit of Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related Trustee, the related Certificate Administrator, the related Master Servicer, the related Special Servicer, the related Operating Advisor, the related Asset Representations Reviewer, accompanied by a copy of the executed Lead Securitization Servicing Agreement).

(c)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower.

(d)               The Non-Lead Securitization Note Holders agree to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of their pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the applicable Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

(e)               Each Non-Lead Securitization Note Holder agrees to pay its Pro Rata Share of (i) any Servicing Advances and any interest accrued and payable on such Servicing Advances at the Advance Rate and (ii) any Trust Fund Expenses and any other fees, costs or expenses (including compensation due to the Master Servicer and the Special Servicer) incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (including, without, limitation, any costs, fees and expenses related to obtaining any Rating Agency Confirmation and any Indemnified Items) in accordance with the Lead Securitization Servicing Agreement and this Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Mortgage Loan Borrower for payment of such amounts and any principal and interest collections allocable to the Notes have been applied to pay such amounts.

In the event that the Master Servicer or the Special Servicer has determined that expected proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of (i) any Servicing Advances and any interest accrued and payable on such Servicing Advances at the Advance Rate, (ii) the Indemnified Items and (iii) any other Trust Fund Expenses and any other fees, costs or expenses (including compensation due to the Master Servicer and the Special Servicer) incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (including, without, limitation, any costs, fees and expenses related to obtaining any Rating Agency Confirmation), each Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Operating Advisor, or the Lead Securitization Trust, as applicable, the related Non-Lead Securitization Note Holder’s Pro Rata Share of the insufficiency and if such Non-Lead Securitization Note Holder is a Non-Lead Securitization Trust, then such Non-Lead Securitization Note Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to pay such Pro Rata Share.

For the avoidance of doubt, no Non-Lead Securitization Note Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to reimburse any P&I Advances or any Nonrecoverable Advances that are P&I Advances on the Lead Securitization Note or any interest accrued and payable on such P&I Advances and Nonrecoverable Advances that are P&I Advances.

(f)                The Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related servicing agreement for the related Non-Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. Additionally, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the related Non-Lead Master Servicer or the related Non-Lead Trustee shall be required to notify the other of the amount of its P&I Advance within two Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then, if and to the extent such information is not already included in the Distribution Date Statement for the month in which such P&I Advance is made, the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the related Non-Lead Master Servicer or the related Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the related Non-Lead Master Servicer, the related Non-Lead Special Servicer or the related Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of the other Securitization within two Business Days of making such determination.

(g)               Each Non-Lead Securitization Note Holder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                                any Servicing Advances (and advance interest thereon), any Trust Fund Expenses (including Indemnified Items), and any other fees, costs or expenses (including compensation due to the Master Servicer and the Special Servicer) relating to servicing and administration of the Mortgage Loan and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Mortgage Loan will be paid in accordance with Sections 2 and 3 of this Agreement and the Lead Securitization Servicing Agreement;

(ii)                             in the event that the Master Servicer or the Special Servicer has determined that proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of the amounts described in clause (i) above, the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or the Lead Securitization Trust, as applicable, such Non-Lead Securitization Trust’s Pro Rata Share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)                          any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

(iv)                         the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)               In the event that any filing is required to be made by the Depositor or any Non-Lead Depositor in order to comply with the Depositor’s or such Non-Lead Depositor’s requirements under the Exchange Act, the related Non-Lead Securitization Note Holder (including the related Non-Lead Depositor and related Non-Lead Trustee) or the Lead Securitization Note Holder (including the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee), as applicable, shall use commercially reasonable efforts to timely comply with any such filing, in each case, in accordance with the requirements of the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement respectively.

(i)                 Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement (that will not also be a party to the related Non-Lead

Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) prior to or promptly following the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Note Holder (or a certificate administrator designated to do so in the Non-Lead Securitization Servicing Agreement) shall send an electronic copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

(j)                 If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee and the Certificate Administrator shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer, Non-Lead Master Servicer, Non-Lead Special Servicer or custodian under the related Non-Lead Securitization Servicing Agreement.

(k)               The Lead Securitization Note Holder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent the following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                                the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)                             if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Servicing Advances with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Servicing Advances previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination within two (2) Business Days after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)                          the Master Servicer shall remit all payments received with respect to any Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the related Non-Lead Securitization Note Holder by the earlier of (x) the Master Servicer Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing

Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case, as long as the date on which remittance is required under this clause (iii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iv)                         in connection with the expedited remittances contemplated by the preceding clause (iii) and the expedited reporting contemplated by the following clause (v), (A) the Special Servicer shall (x) expedite its delivery of reports to the Master Servicer with respect to the Mortgage Loan or the Mortgaged Property (including the delivery of information contemplated by CREFC® reports that the Special Servicer is required to deliver to the Master Servicer) so that the reports (including CREFC® reports) provided by the Master Servicer to the Non-Lead Securitization Note Holder may include all information contemplated to be included therein for the applicable reporting period, and (y) expedite withdrawals from accounts maintained by it and remittances to the Master Servicer in respect of the Mortgage Loan or the Mortgaged Property so that the Master Servicer’s remittances to the Non-Lead Securitization Note Holder contemplated by the preceding clause (iii) may include all amounts for the applicable collection period; and (B) each party responsible under the Lead Securitization Servicing Agreement for delivering any Additional Form 10-D Disclosure (or analogous information) to a Non-Lead Trustee or Non-Lead Depositor in respect of a Non-Lead Securitization Note shall deliver such Additional Form 10-D Disclosure (or analogous information) no later than the 5th calendar day following the distribution date for the related Non-Lead Securitization;

(v)                            the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, such Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by (i) prior to the securitization of a Non-Lead Securitization Note, to the related Note Holder on each Distribution Date (as defined in the Lead Securitization Servicing Agreement); and (ii) following securitization of a Non-Lead Securitization Note, to the related Non-Lead Master Servicer no later than the Business Day following the determination date for the Non-Lead Securitization, so long as the date on which delivery is required under this clause (ii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(vi)                         the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Securitization Note Holder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to the Lead Securitization Subordinate Controlling Class Representative or the Operating Advisor in connection with any request for consent made to, or consultation with, such party at the time provided to such other party;

(vii)                      intentionally omitted;

(viii)                   the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(ix)                           each Non-Lead Securitization Note Holder shall be entitled to the same indemnity as the Lead Securitization Note Holder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, and the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and any Non-Lead Depositor for any public Other Securitization, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (xi) below in a timely manner, (ii) its failure to perform its obligations to such Non-Lead Depositor or Non-Lead Trustee under Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations to such Non-Lead Depositor or Non-Lead Trustee under such Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any deficient Exchange Act report or other deliverable regarding, and delivered by or on behalf of, such party;

(x)                              each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall (i) with respect to any Initial Sub-Servicer (as defined in the Lead Securitization Servicing Agreement) engaged by it that is a Servicing Function Participant (as defined in the Lead Securitization Servicing Agreement) or Additional Servicer (as defined in the Lead Securitization Servicing Agreement), use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer (as defined in the Lead Securitization Servicing Agreement) and each Servicing Function Participant (as defined in the Lead Securitization Servicing Agreement) with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans, cause such party to, comply with clause (v) above by inclusion of similar provisions in the related sub-servicing or similar agreement;

(xi)                           with respect to any Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver (provided that such party shall only be required to use commercially reasonable efforts to cause a Mortgage Loan Seller Sub-Servicer to deliver)), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the related Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the related Non-Lead Depositor or the related Non-Lead Trustee reasonably believes, in good faith, are required in order for the related Non-Lead Depositor or the related Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any deficient Exchange Act report or other deliverable regarding, and delivered by or on behalf of, such party, (b) without limiting the generality of the foregoing (x) the Depositor or the related Holder shall provide or cause to be provided to the related Non-Lead Depositor (and to counsel to the related Non-Lead Depositor) and the related Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of any Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the related Non-Lead Note Holder) or contained in a Lead Securitization Form 8-K, for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the related Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of the related Non-Lead Note Holder), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to any Non-Lead Depositor and the related Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to such Non-Lead Depositor and the related Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(xii)                        each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead

Depositor under Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement in connection with the reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. All respective reasonable out-of-pocket costs and expenses incurred by any Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the SEC and other costs such Non-Lead Depositor must bear pursuant to Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the SEC therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xiii)                     any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to any Non-Lead Securitization Note or reimbursable to any Non-Lead Master Servicer or any Non-Lead Trustee in accordance with this Agreement shall be remitted by the Master Servicer to the applicable Non-Lead Master Servicer within one (1) Business Day of receipt and identification thereof unless such amount would otherwise be included in the monthly remittance to the applicable Non-Lead Securitization Note Holder for the month in respect of which the late collection was due; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections to such Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xiv)                    each Non-Lead Securitization Note Holder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and the related Non-Lead Master Servicer shall be entitled to enforce the rights of such Non-Lead Securitization Note Holder under this Agreement and the Lead Securitization Servicing Agreement;

(xv)                       each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of advances;

(xvi)                    if the Mortgage Loan becomes a Defaulted Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell both of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-

Controlling Note Holder of the planned sale and of such Non-Controlling Note Holder’s opportunity to submit an offer on the Mortgage Loan;

(xvii)                 the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects any Non-Lead Securitization Note Holder without the consent of such Non-Lead Securitization Note Holder;

(xviii)              to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with any Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xix)                      Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (A) solely with respect to the Master Servicer, the failure to timely remit payments to any Non-Lead Securitization Note Holder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (B) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Loan Combination Custodial Account, as applicable, any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (C) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with any Non-Lead Securitization by the rating agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (D) the failure to provide to any Non-Lead Securitization Note Holder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Securitization Note Holder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of such Non-Lead Securitization Note Holder, require the appointment of a subservicer with respect to the related Non-Lead Securitization Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Securitization Note Holder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Securitization Note Holder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xx)                         Intentionally omitted;

(xxi)                      upon any resignation, termination and/or replacement of the Master Servicer or the Special Servicer, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, each Non-Lead Depositor, and counsel to each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from any such Non-Lead Depositor;

(xxii)                   if a Non-Lead Securitization Note becomes the subject of an Asset Review, pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xxiii)                special servicing, workout and liquidation fees rates shall not exceed 0.25%, 1.00% and 1.00%, respectively, subject to any market minimum amounts and fee offsets set forth in the Lead Securitization Servicing Agreement; and

(xxiv)               any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

(l)                 Prior to Securitization of any Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Non-Lead Securitization Note Holder (or its Non-Lead Securitization Note Holder Representative) and, when so delivered to such Non-Lead Securitization Note Holder (or Non-Lead Securitization Note Holder Representative), the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of any Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the

Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement (except where required by this Agreement or the Lead Securitization Servicing Agreement to deliver items directly to a Non-Lead Depositor or other party to a Non-Lead Securitization Servicing Agreement for purposes of compliance with securities laws).

Section 3.                Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of any other Note or security therefor. Lead Securitization Note Holder (or its designee) shall apply to the Notes on a Pro Rata and Pari Passu basis all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances (and interest thereon) made with respect to a Note, which may only be reimbursed out of payments and collections allocable to such Note, (ii) any Servicing Fees due to the Master Servicer in excess of any Non-Lead Securitization Note’s pro rata share of that portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer (or the Trustee as successor to the Servicer), with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any additional trust fund expenses relating to the Mortgage Loan (but subject to second paragraph of Section 5(d) hereof) and any Special Servicing Fees, Liquidation Fees, Workout Fees, Penalty Charges (to the extent provided in the immediately following paragraph), amounts paid by the Mortgage Loan Borrower in respect of modification fees or assumption fees and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement).

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid shall be allocated to the Notes on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to reimburse, on a pro rata basis, the Master Servicer, the Trustee or the Special Servicer, as applicable, for any Servicing Advances made by any such party in accordance with the terms of the Lead Securitization Servicing Agreement and to pay any interest to such parties that has accrued on any such Servicing Advances at the Reimbursement Rate, second, to reduce, on a pro rata basis, the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, any Non-Lead Master Servicer or any Non-Lead Trustee, as

applicable, for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay additional trust fund expenses (including, if not paid by the related Mortgagor, Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to any partial release of the Mortgaged Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Any Note Holder that receives proceeds from the sale of the primary servicing rights with respect to the Mortgage Loan shall remit to the other Note Holders, promptly upon receipt thereof, such amounts as are required such that each Note Holder receives its pro rata share of such proceeds on a Pro Rata and Pari Passu Basis. Any proceeds received by any Note Holder from the sale of master servicing rights with respect to its Note shall be for its own account.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter payments to the Note Holders pursuant to Section 3, which shall be made as though such workout did not occur, with the payment terms of each Note remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such workout shall be borne by the Note Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the Interest Rate and any other amounts due to each Note Holder, as applicable).

Section 5.                Administration of the Mortgage Loan. (a) Subject to this Agreement (including but not limited to Section 5(b)) and the Lead Securitization Servicing Agreement, and subject to the rights and consents, where required, of the Controlling Note Holder

Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Lead Securitization Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Defaulted Loan, each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell each Non-Lead Securitization Note together with the Lead Securitization Note in the manner set forth in the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell any Non-Lead Securitization Note together with the Lead Securitization Note in the manner set forth in the Lead Securitization Servicing Agreement. Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Loan without the written consent of the Non-Lead Securitization Note Holders (provided that such consent is not required if any Non-Lead Securitization Note Holder is a Borrower Party) unless the Special Servicer has delivered to the Non-Lead Securitization Note Holders: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by any Non-Lead Securitization Note Holder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided that such Non-Lead Securitization Note Holders may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holders and the applicable Non-Controlling Note Holder Representative shall be permitted to bid at any sale of the Mortgage Loan unless such person is a Borrower Party.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) will not be permitted to sell the Mortgage Loan if the Mortgage Loan becomes a Defaulted Loan without the written consent of each Non-Lead Securitization Note Holder (provided that such consent is not required from any Non-Lead Securitization Note Holder that is a Borrower Party) unless the Special Servicer has delivered to each Non-Lead Securitization Note Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by such Non-Lead Securitization Note Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided that such Non-Lead Securitization Note Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each Non-Lead Securitization Note Holder (or its representative) that is not a Borrower Party shall be permitted to submit an offer at any sale of the Mortgage Loan.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization is terminated in accordance with its terms.

(b)               If any Note is included as an asset of a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code (a “REMIC”), then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, if one of the Notes is included in a REMIC, but others are not, other Note Holders whose Notes are not included in a REMIC shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative. (a) The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than a Borrower Party), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder).

All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Operating Advisor, Asset Representations Reviewer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator.

(b)               Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)               The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Controlling Note Holder hereunder and the rights and powers granted to the “controlling class representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all Major Decisions related to a “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement) and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior consent of the Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the Lead Securitization Servicing Agreement), the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days after receipt of the written analysis and such additional information requested by the Controlling Note Holder and reasonably available to the Special Servicer as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days after delivery to the Controlling Note Holder by the applicable Servicer of written notice of a proposed Major Decision, together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Days such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder, prior to the occurrence and continuance of a Control Event pursuant to the Lead Securitization Agreement (or consultation with the Controlling Note Holder after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event (as defined in the Lead Securitization Servicing Agreement)), is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder, agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(d)               Each Non-Controlling Note Holder shall have the right at any time to appoint a representative (other than a Borrower Party) in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (with respect to such Non-Controlling Note Holder, the “Non-Controlling Note Holder Representative”). Each Non-Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Non-Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, each Non-Controlling Note Holder may, at its option, in each case, act through its Non-Controlling Note Holder Representative. The Non-Controlling Note Holder Representative may be any Person (other than a Borrower Party), including, without limitation, the related Non-Controlling Note Holder, any officer or employee of the related Non-Controlling Note Holder, any affiliate of the related Non-Controlling Note Holder or any other unrelated third party. No such Non-Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than such Non-Controlling Note Holder). All actions that are permitted to be taken by each Non-Controlling Note Holder under this Agreement may be taken by a Non-Controlling Note Holder Representative acting on behalf of such Non-Controlling Note Holder.

(e)               No Servicer, Trustee, Asset Representations Reviewer, Operating Advisor or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Non-Controlling Note Holder Representative until the related Non-Controlling Note Holder has notified each Servicer, Trustee, Asset Representations Reviewer, Operating Advisor and Certificate Administrator of such appointment and, if the Non-Controlling Note Holder Representative is not the same Person as the related Non-Controlling Note Holder, the Non-Controlling Note Holder Representative provides each Servicer, Trustee, Operating Advisor and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The related Non-Controlling Note Holder shall promptly deliver such information to each Servicer, Operating Advisor, Trustee and Certificate Administrator.

(f)                (1) the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall be required to provide to each Non-Lead Securitization Note Holder (or its related Non-Lead Securitization Note Holder Representative) (i) notice, information and reports with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan (similar to such notice, information and report it is required to deliver to the Directing Holder pursuant to the Lead Securitization Servicing Agreement) (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (2) the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall be required to consult with each Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) on a strictly non-binding basis with respect to any such Major Decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the related Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Non-Controlling Note Holder, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period unless the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the consultation rights of any Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Special Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Special Servicer) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative).

(g)               In addition to the consultation rights of a Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that each Non-Controlling Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holder, the Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement and, if such replacement Special Servicer does not have the Required Special Servicer Rating for each Rating Agency then rating a Non-Lead Securitization, delivering a Rating Agency Confirmation from each such Rating Agency. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7 and promptly deliver all information necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Exchange Act. Any such appointment of a replacement Special Servicer will not become effective unless all such information has been delivered to the Non-Lead Securitization Note Holders. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

If a Special Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at any Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The applicable Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Distribution Account.

Section 8.                Payment Procedure. (a) The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments and collections on the Mortgage Loan to the Collection Account and the portion of such payments and collections that are distributable to the Non-Lead Securitization Note Holders shall be deposited into the Companion Distribution Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower and (ii) remit from the applicable account (A) prior to the Securitization Date, within two Business Days of receipt of properly identified funds (unless otherwise specified pursuant to an interim servicing agreement) and (B) on or after the Securitization Date, (i) with respect to the Lead Securitization Note, the remittance date under the Lead Securitization Servicing Agreement and (ii) with respect to each Non-Lead Securitization Note, (x) prior to the related Non-Lead Securitization, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Note and (y) on or after the related Non-Lead Securitization, the earlier of the remittance date under the Lead Securitization Servicing Agreement and the Business Day immediately succeeding the “determination date” set forth in the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note, provided that (i) such “determination date” shall not be earlier than the 1st day of the month and (ii) the date on which remittance is required under this sub-section (a) is at least one Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement. All payments received and allocable pursuant to this Agreement and the Lead Securitization Servicing Agreement with respect to the Non-Lead Securitization Notes (net of amounts payable or reimbursable from such account) shall be paid by wire transfer to accounts maintained by the applicable Note Holder.

(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to such Non-Lead Securitization Note Holders and such Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder makes any payment to a Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it receives from any source any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder(s), subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from a Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing limitation on the liabilities of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, Asset Representations Reviewer and the Operating Advisor each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above. However, the Servicer must act in accordance with the Servicing Standard.

Section 10.            Bankruptcy. Subject to Section 5(b), each Note Holder hereby agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any of the Non-Lead Securitization Note Holders, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead

Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower, and receive payments on such other loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes. (a) Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after any Transfer, the non-transferring Note Holders shall be provided with (x) a representation from the transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Note Holder, in which case such new Note Holder shall be deemed to be a Qualified Institutional Lender pursuant to this Agreement, or (y) if such non-transferring Note Holder’s Note is held in a Securitization Trust, Rating Agency Confirmation from each of the applicable Rating Agencies for such Securitization Trust (after which, such new Note Holder shall be deemed to be a Qualified Institutional Lender pursuant to this Agreement). Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to a Borrower Party and any such Transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note whether or not the related transferee is a Qualified Institutional Lender. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)               Any Note Holder may pledge (a “Pledge”) its Note to any entity (other than a Borrower Party) which has extended a credit facility to such Note Holder or has entered into a repurchase agreement with such Note Holder that, in each case, is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or to an entity with respect to which Rating Agency Confirmation has been obtained pursuant to this Section 14 (each a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder and Rating Agency Confirmation shall not be required, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to any other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), such other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to any other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and each Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof that is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                                The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                             The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                          Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                         The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note occurring hereafter (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust or the Transfer is to a transferee in connection with a transfer to a Securitization Trust and the related pooling and servicing agreement or trust and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder (other than as set forth in Section 31). Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating any securities issued in a Securitization. However, no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct an error or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement or (iii) entered into pursuant to Section 31 of this Agreement or (iv) if and to the extent that it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Operating Advisor, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Each of the parties hereto consents to do business electronically in connection with this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any notice issued in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility into evidence and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Signatures in Global and National Commerce Act, Uniform Real Property Electronic Recording Act (“URPERA”), if applicable, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act or any other similar state laws based on the Uniform Electronic Transactions Act, if applicable; provided that nothing herein shall require either party to accept Electronic Signatures in any form or format without the other party’s prior written consent, which consent can be withheld in its sole discretion. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes electronic images of this Agreement (with respect to the signature pages hereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signatures hereon. Even though the parties agree that such Electronic Signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by either party in its sole discretion to promptly deliver to the other party the requested original document bearing an original manual signature, (i) in order to reduce the risk of fraud, comply with potentially applicable regulations, (ii) to the extent required or advisable to be delivered in connection with any program made available to either party or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body, (iii) to the extent required pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or as otherwise as required by applicable law, rule or regulation or compulsory legal process, or as requested by a governmental and/or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), or (iv) for other operational or risk management purposes.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower is required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder). The Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Non-Lead Securitization Note Holder agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Non-Lead Securitization Note Holder. It is expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)               Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.            Cooperation in Securitization. (a) Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, none of the Non-Lead Securitization Note Holders shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Non-Lead Securitization Note Holder or (ii) materially increase a Non-Lead Securitization Note Holders’ obligations or materially decrease any Non-Lead Securitization Note Holders’ rights, remedies or protections. In connection with the Lead Securitization, each Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate. Such Non-Lead Securitization Note Holder agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to a Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note in any Securitization document. Each Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with each Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with each Non-Lead Securitization Note Holders’ preparation of disclosure materials in connection with a Securitization.

(b)               Upon request, the Lead Securitization Note Holder shall deliver to a Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent. (a) The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               None of the Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.            Termination and Resignation of Agent. (a) The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. If the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)               The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. WFB, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of WFB without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as an Initial Note Holder or an affiliate of an Initial Note Holder (the “Resizing Holder”) is the owner of any Non-Lead Securitization Note (the “Owned Note”), and such Owned Note is not included in a Securitization, such Resizing Holder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note; provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments or re-allocations, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (iv) the Resizing Holder holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. If the Lead Securitization Note Holder so requests, the Resizing Holder (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New

Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Resizing Holder, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal (which may include the amendment or addition of applicable defined terms to reflect the New Notes) or such severing of such Owned Note; provided, however, that for the avoidance of doubt, (i) no such amendment to the Mortgage Loan Documents and this Agreement may require the Master Servicer to violate the Servicing Standard, and the delivery of such certification by the resizing Note Holder will constitute satisfaction of the Servicing Standard, and (ii) the parties hereto agree and acknowledge that a modification or amendment to this Agreement shall not be required in connection with the exercise of any rights under this Section 31. If an Owned Note is severed into “component” notes, such component notes shall each have the same rights as the related Owned Note. If the Controlling Note is involved in any resizing contemplated by this Section 31, the applicable Note Holder shall be entitled to designate any one of the related New Notes as the Controlling Note, and the definitions of “Controlling Note” and “Controlling Note Holder” shall be deemed to have been revised accordingly. Any New Note that is created in a resizing contemplated by this Section 31 and is not the Controlling Note shall be deemed to be a Non-Controlling Note under this Agreement, the definitions of “Non-Controlling Note” and “Non-Controlling Note Holder” shall be deemed to have been revised accordingly to include such New Notes, and the applicable Note Holders of such Non-Controlling Notes shall have the same rights and responsibilities as all other Non-Controlling Note Holders. For the avoidance of doubt, Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 31.

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

Initial GS Note Holder

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Sigatory
[Co-Lender Agreement – Haven Leased Fee Portfolio]

Initial MS Note Holder

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jared Smith
Name: Jared Smith
Title: Vice President
[Co-Lender Agreement – Haven Leased Fee Portfolio]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	Haven PropCo I Illustrator LLC, Haven Propco I Paramus Port LLC, Haven Propco I Borrower LLC, Haven Propco Vreeland LLC, Haven Propco I 12800 Corp Hill LLC, Haven Propco I Arches LLC and Haven Propco I Grand Concourse LLC
Date of Mortgage Loan:	January 27, 2026
Date of Notes:	January 27, 2026
Original Principal Amount of Mortgage Loan:	$160,000,000.00
Principal Amount of Mortgage Loan as of the date hereof:	$160,000,000.00
Initial Note A-1-1 Principal Balance:	$40,000,000.00
Initial Note A-1-2 Principal Balance:	$28,000,000.00
Initial Note A-1-3 Principal Balance:	$20,000,000.00
Initial Note A-1-4 Principal Balance:	$15,000,000.00
Initial Note A-1-5 Principal Balance:	$9,000,000.00
Initial Note A-2-1 Principal Balance:	$20,000,000.00
Initial Note A-2-2 Principal Balance:	$20,000,000.00
Initial Note A-2-3 Principal Balance:	$8,000,000.00
Location of Mortgaged Property:	Bronx, NY Paramus, NJ Des Peres, MO New Rochelle, NY Florham Park, NJ
A-1

Mortgage Loan Borrower:	Haven PropCo I Illustrator LLC, Haven Propco I Paramus Port LLC, Haven Propco I Borrower LLC, Haven Propco Vreeland LLC, Haven Propco I 12800 Corp Hill LLC, Haven Propco I Arches LLC and Haven Propco I Grand Concourse LLC
Scheduled Maturity Date:	February 6, 2031

A-2

EXHIBIT B

1.                  Initial GS Note Holder:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com

and:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Joseph Lanzkron, Esq.

Email: jlanzkron@cgsh.com

and

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Lisa Pauquette, Esq.

E-mail: lisa.pauquette@cwt.com

2.	Initial MS Note Holder:

Morgan Stanley Mortgage Capital Holdings LLC

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with a copy to:

Morgan Stanley Mortgage Capital Holdings LLC

1633 Broadway, 29th Floor

New York, New York 10019

Attention: Legal Compliance Division

B-1

and a copy by e-mail to:

cmbs_notices@morganstanley.com

B-2

EXHIBIT C

1.	Apollo Global Real Estate
2.	Archon Capital, L.P.
3.	AREA Property Partners
4.	BlackRock, Inc.
5.	The Blackstone Group International Ltd.
6.	Capital Trust, Inc.
7.	Clarion Partners
8.	Colony Capital, Inc.
9.	DLJ Real Estate Capital Partners
10.	Eightfold Real Estate Capital, L.P.
11.	Fortress Investment Group LLC
12.	Garrison Investment Group
13.	Goldman, Sachs & Co.
14.	iStar Financial Inc.
15.	J.E. Roberts Companies
16.	Lend-Lease Real Estate Investments
17.	LoanCore Capital
18.	Lonestar Funds
19.	Praedium Group
20.	Raith Capital Partners, LLC
21.	Rialto Capital Management, LLC
22.	Rialto Capital Advisors, LLC
23.	Rockpoint Group
24.	Starwood Capital/Starwood Financial Trust
25.	Torchlight Investors
26.	Walton Street Capital, LLC
27.	Westbrook Partners
28.	WestRiver Capital
29.	Whitehall Street Real Estate Fund, L.P.

C-1